EXHIBIT 23(a)


               CONSENT OF ERNST & YOUNG LLP



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 for the registration of American General Corporation (AGC)
Common Stock pertaining to the General Agents Incentive
Compensation Plan and to the incorporation by reference therein of our report dated February 14, 1997 (except Note
2.5, as to which the date is June 17, 1997), with respect to the consolidated financial statements and schedules of AGC included in its Current Report on Form 8-K dated
October 10, 1997, filed with the Securities and Exchange
Commission.




                                   ERNST & YOUNG LLP


Houston, Texas
October 10, 1997


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